UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Digital Ally, Inc.

(Exact name of registrant as specified in its charter)

Nevada	20-0064269
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7311 W. 130th, Suite 170, Overland Park, KS 66213

(Address of principal executive offices) (Zip Code)

(913) 814-7774

(Issuer’s telephone number)

Securities to be registered under Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

Explanatory Note

This registration statement on Form 8-A is being filed by Digital Ally, Inc. for the purpose of reflecting the change in the exchange on which the registrant’s common stock, $0.001 par value per share, is registered from the OTC Bulletin Board to The Nasdaq Stock Market LLC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the common stock, $0.001 par value per share (the “Common Stock”), of Digital Ally, Inc., a Nevada corporation (the “Company”).

A description of the Common Stock is contained under the caption “Description of Securities” in the Prospectus included in the Registration Statement on Form SB-2 of the Company, Registration Statement File No. 333-138025, filed with the Securities and Exchange Commission on October 16, 2006 and declared effective on May 3, 2007. Such description is incorporated herein by reference.

ITEM 2.	Exhibits.

Under the Instructions to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no securities of the Company other than its Common Stock are registered on an exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereunto duly authorized.

DIGITAL ALLY, INC.,
a Nevada corporation

By:	/s/ Stanton E. Ross
Stanton E. Ross
Chairman, President and Chief Executive Officer

Date: December 28, 2007